UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K


Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 4, 2015


TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)


        Virginia                001-01361          22-1318955
(State or Other Jurisdiction   (Commission       (I.R.S. Employer
       of Incorporation)        File Number)     Identification No.)


7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)


(Registrant's Telephone Number, Including Area Code) 773-838-3400

   Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
            Exchange Act (17 CFR 240.13e-4(c))




Item 5.07 Submission of Matters to a Vote of Security Holders.


At the Annual Meeting of Shareholders of Tootsie Roll Industries, Inc. (the "Company") held on May 4, 2015, the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company's definitive proxy statement for the annual Meeting previously filed with the Securities and Exchange Commission. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.











Proposal 1 - Election of Directors

	The four nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and until their successors are elected and duly qualified. The tabulation of votes was:

Nominee		        	 Votes For      Votes Withheld      Broker Non-Vote
Ellen R. Gordon	                250,025,172        5,914,149	        5,123,912
Lana Jane Lewis-Brent           249,438,508        6,500,813            5,123,912
Barre A. Seibert                249,443,547        6,495,774            5,123,912
Paula M. Wardynski              253,519,554        2,419,767            5,123,912


Proposal 2 - Ratification of Independent Registered Public Accounting Firm

	The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year ending
December 31, 2015 was ratified by a vote of 257,229,065 for the motion and 3,742,833 against the motion.


Proposal 3 - Shareholder Proposal Relating to Reporting on
	     Environmental and Social Matters

	The shareholder resolution to approve reporting on environmental and social matters was not approved by a vote of 6,353,329 for the motion and 249,377,323 against the motion.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TOOTSIE ROLL INDUSTRIES, INC.

May 4, 2015                     By:  /S/G. HOWARD EMBER, JR.
                              Name:  G. Howard Ember, Jr.
                             Title:  V.P. Finance and Chief
                                     Financial Officer
